FOURTH RESTATED EMPLOYMENT AGREEMENT

         THIS FOURTH RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between Agri-Nutrition Group Limited, a Delaware corporation having its principal place of business in Maryland Heights, Missouri (the "Company"), and Bruce G. Baker, a resident of Chesterfield, Missouri (the "Employee"), as of the 1st day of November 1996.

                                                  R E C I T A L S

         WHEREAS, Employee is employed by the Company under the terms of the Third Restated Employment Agreement dated as of the 1st day of November 1995 by and between the Company and Employee; and

         WHEREAS, Employee possesses significant business and management experience relative to the operations of the Company and its subsidiaries; and

         WHEREAS, the Company and Employee desire to restate the terms of Employee's employment in order to promote Employee to the positions of Chief Executive Officer and President of the Company;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties agree as follows:

         1. Term of Employment. Subject to the provisions of Section 10 below, Employee shall be employed by the Company through October 31, 2001.

         2.       Position.

                  (a) Employee shall be employed by the Company to serve as Chief Executive Officer and President of the Company. In carrying out such responsibilities, Employee shall have such authority or limitations on such authority as is provided in the By-Laws of the Company, as is customary under Delaware law, and as may be established by the Board from time to time.

                  (b) During the term of his employment hereunder, Employee will devote his business time (to the extent required by the Company) and best efforts to the performance of his duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise that would conflict with the rendition of such services, without the prior written consent of the Board.

         3. Salary. Commencing November 1, 1996 continuing through the term of this Agreement the Company shall pay Employee at least $195,000 per year. Salary shall be payable in installments in accordance with the Company's normal payroll schedule for executives and shall be subject to the provisions of Section 10 below.

         4. Performance Bonus. At the end of each fiscal year during the term of this Agreement, Employee may be granted a cash bonus of up to 120% of Employee's salary, as recommended by the Compensation Committee and approved by the Board. In addition, the Board may establish a performance-based stock bonus program for Employee. Any such bonuses shall be payable within 90 days of the end of the Company's fiscal year. Any shares of stock issued pursuant to this Section 4 shall be subject to the lock-up agreement by and between Employee and the Company dated October 12, 1995 (and any amendments thereto) prohibiting Employee from selling, transferring or otherwise disposing of, more than five percent of the aggregate number of shares of the Company's stock owned by Employee in any quarter through January 1, 1998.

         5. Employee Benefits. Employee shall be entitled to participate in any qualified pension plan, qualified profit-sharing plan, group term life insurance plan, employee stock option plan, health care plan, and any other employee benefit plan that may be established by the Company, subject to and in accordance with the terms and conditions of any such plan. The Company shall reimburse directly to Employee that portion of his, and his covered dependents', expenses actually incurred but not reimbursed under the Company's health insurance plan. In addition, the Company shall provide to Employee a car allowance of $1,000 a month.

         6. Reimbursement of Expenses. The Company, in accordance with the rules and regulations which it may establish from time to time, shall reimburse Employee for reasonable and necessary business expenses incurred in the performance of his duties on behalf of the Company or its subsidiaries.

         7. Vacation. Employee shall be entitled to not less than five weeks of paid vacation during each fiscal year, and shall be allowed to carry forward to the next fiscal year a maximum of five unused vacation days. Such vacation shall be taken in such segments, and at such times, as may be mutually agreed upon by Employee and the Company.

         8. Confidentiality. Employee will not at any time (whether during or after his employment with the Company or its subsidiaries) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information that is not unique to the Company or that is generally known to the industry or the public other than as a result of Employee's breach of this covenant. All files and records relating to the Company compiled by the Employee shall be the property of the Company and shall be returned to the Company upon termination of Employment.

         9.       Non-Competition; Restrictive Covenant.

                  (a) Restrictions. Employee recognizes and understands that in performing the responsibilities of his employment, he will occupy a position of fiduciary trust and confidence pursuant to which he will develop and acquire experience and knowledge with respect to the Company's business. Employee further understands and agrees that the Company conducts its business within a specialized market that is highly competitive and that it would be detrimental to the Company if the Employee used his knowledge gained with the Company or information obtained during his employment to compete, directly or indirectly, with the Company. Therefore, during the term of this Agreement and for a period of one year following expiration of this Agreement according to its terms on October 31, 2001 or the termination of employment, Employee shall not as an employee, employer, consultant, agent, principal, partner, shareholder, officer, director, or in any other individual or representative capacity, engage or participate in any business that is in direct competition with the business of the Company or its subsidiaries within the United States or within any country where the Company's products are sold, provided that in order to enforce the restrictions contained in this Section 9(a) following the expiration of this Agreement according to its terms on October 31, 2001, the Company must pay the Employee 150% of his salary during the one year period following such expiration and notify the Employee no later than June 30, 2001 of its intent to enforce such restrictions and make such payments.

                  (b) Remedies. Further, it is expressly understood and agreed that, although Employee and the Company consider the restrictions contained in this Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Employee, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

         10.      Termination of Employment.

                  (a) For Just Cause by the Company Employee's employment hereunder may be terminated by the Board for "Just Cause". For purposes of this Agreement, "Just Cause" shall mean (i) dishonesty in the performance of Employee's duties hereunder, (ii) an act or acts on Employee's part constituting a felony under the laws of the United States or any state thereof, or (iii) a breach of the covenants of Sections 8 or 9 hereof. If Employee is terminated for Just Cause, he shall be entitled to receive his salary through the date of termination. All other benefits due Employee following Employee's termination of employment pursuant to this Section 10(a) shall be determined in accordance with the plans, policies and practices of the Company. If Employee is terminated for Just Cause, it shall be without prejudice to any other remedy or right to which the Company may be entitled at law, in equity, or pursuant to this Agreement.

                  (b) Disability or Death. Employee's employment hereunder shall terminate upon his death or if Employee becomes physically or mentally incapacitated such that he is unable for a period of six consecutive months or for an aggregate six months in any twenty-four consecutive month period to perform his duties (such incapacity is hereinafter referred to as "Disability"). Any questions regarding the existence of Employee's Disability as to which Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company. If Employee and the Company cannot agree on a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Employee shall be final and conclusive for all purposes of the Agreement. Upon termination of Employee's employment hereunder for Disability, Employee shall receive his salary through the date on which Employee is first eligible to receive payment of disability benefits in lieu of salary under the Company's employee benefit plans as then in effect. In the event that Employee dies prior to the expiration of the term of this Agreement, any compensation that may be due to him from the Company pursuant to this Agreement as of the date of such death, shall be paid by the Company to the personal representative of the Employee's estate or to any person or persons as may be designated by applicable law. All other benefits due Employee following Employee's termination for Disability or death shall be determined in accordance with the plans, policies and practices of the Company.

                  (c) Without Just Cause by the Company. If Employee's employment is terminated by the Company without Just Cause, Employee shall be paid his salary through October 31, 1999 and shall be paid $10,000 per month for a period of 24 months commencing on (i) November 1, 1999, in the event that such termination occurs on or before October 31, 1999, or (ii) the date of such termination, in the event that such termination occurs after such date; provided, however, that the Company shall not be required to pay Employee $10,000 per month following the commencement of other full-time employment by Employee. In addition, Employee shall be entitled Employee Benefits as provided in Section 5 hereof for the period during which he is entitled to payments under this Section 10(c).

                  (d) Change of Control of the Company. If Employee's employment is terminated as a result of a "Change of Control," Employee shall be entitled to the payments and other benefits set forth in Section 10(c) of this Agreement.

          For purposes of this Agreement, "Change of Control" shall mean (i) the approval of any consolidation or merger of the Company in which the Company is not the continuing or surviving Company or pursuant to which shares of the capital stock of the Company would be converted into cash, securities or other property, (ii) the approval of any sale, lease or other transfer of all, or substantially all, of the assets of the Company, (iii) the approval of any plan or proposal for the liquidation or dissolution of the Company, or (iv) the sale or transfer of 50% or more of the beneficial ownership of the outstanding voting securities of the Company.

                  (e) Termination by Employee. If Employee terminates his employment with the Company for any reason, he shall be entitled to receive his salary and the same health and dental coverage and reimbursement benefits described in Section 5 hereof for a period of one year following such termination.

                  (f) Notice of Termination. Any purported termination of employment by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11(g) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                  (g) Arbitration. In the event of a dispute respecting any matters contained within this Section 10, Employee and the Company hereby agree to submit such dispute to binding arbitration in accordance with the rules and procedures of the American Arbitration Association. Each party shall pay its own costs in connection with such arbitration.

         11.      Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (b) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Employee by the Company and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the employment of Employee by the Company and/or its subsidiaries. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                  (c) No Waiver. The failure of either party to insist, in one or more instances, upon the performance of any of the terms, covenants, agreements or conditions of this Agreement, or to exercise any rights hereunder shall not be construed as a waiver or relinquishment of such party's right to insist upon the future performance of such term, covenant, agreement or condition, or the future exercise of any such right and the obligations of the other party with respect to such future performance shall continue in full force and effect.

                  (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

                  (e) Assignment. This Agreement shall not be assignable by Employee.

                  (f) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the parties hereto.

                  (g) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when mailed by the United States registered mail, return receipt required, postage prepaid, addressed to the respective addressees set forth on the execution page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  (h) Survival. Except as otherwise expressly provided in Sections 8 and 9, all of the agreements and obligations of the parties hereto contained herein or in other writing delivered pursuant hereto or in connection herewith shall terminate and expire, and shall cease to be of any force and effect, on the date the Employee ceases employment with the Company, and any and all liability of the parties hereto with respect to such agreements and obligations shall thereupon be extinguished.

                  (i) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In addition, facsimile transmission copies of the executed signature page of this Agreement shall have the same effect as a signed original.

                  (j) Incorporation of Recitals. The recitals set forth in the preliminary portion of this Agreement are hereby incorporated in and made an integral part hereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                          AGRI-NUTRITION GROUP LIMITED

                       By:
                       Its:

                              BRUCE G. BAKER